Corbin & Company llp
Certified Public Accountants and Business Consultants

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Jade Pharmaceutical Inc.

We have audited the accompanying consolidated balance sheet of Jade Pharmaceutical Inc. (the “Company”) as of December 31, 2005, and the related consolidated statements of income and comprehensive income, stockholder’s equity and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jade Pharmaceutical Inc. at December 31, 2005, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

CORBIN & COMPANY, LLP

Irvine, California
April 27, 2006

ASSETS

Current assets:
Cash	$366,211
Accounts receivable, net	1,243,973
Inventories	352,892
Other current assets	24,591
Due from director	507,396

Total current assets	2,495,063
Intangible assets, net	9,083
Land use rights, net	1,213,737
Property and equipment, net	9,389,310

$13,107,193

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,669,402
Value added tax payable	478,476
Income taxes payable	95,197
Current portion of notes payable	1,573,671

Total current liabilities	3,816,746
Notes payable, net of current portion	3,103,865

Total liabilities	6,920,611

Stockholder’s equity:
Common stock; $1 par value; 50,000 shares authorized; 1 share issued and outstanding	1
Additional paid-in capital	603,864
Accumulated other comprehensive income	40,766
Retained earnings	5,541,951

Total stockholders’ equity	6,186,582

$13,107,193

2005	2004

Revenues	$6,917,939	$4,575,161
Cost of revenues	3,908,187	2,721,518

Gross profit	3,009,752	1,853,643

Operating expenses:
Selling, general and administrative expenses	825,090	735,741
Impairment of property and equipment	318,619	—

Total operating expenses	1,143,709	735,741

Operating income	1,866,043	1,117,902

Other income (expense):
Interest expense	(193,442)	(82,662)
Loss on disposal of property and equipment	(6,471)	—
Other income	14,035	3,968

Total other expense, net	(185,878)	(78,694)

Income before provision for income taxes	1,680,165	1,039,208
Provision for income taxes	79,470	19,338

Net income	1,600,695	1,019,870
Other comprehensive income – foreign currency translation	40,766	—

Comprehensive income	$1,641,461	$1,019,870

Accumulated
		Additional	Other		Total
Common Stock		Paid-in	Comprehensive	Retained	Stockholder’s
Shares	Amount	Capital	Income	Earnings	Equity

Balances, January 1, 2004	1	$1	$603,864		$—	$5,214,057	$5,817,922
Net income	—	—	—		—	1,019,870	1,019,870

Balances, December 31, 2004	1	1	603,864		—	6,233,927	6,837,792
Distribution of net assets to director	—	—	—		—	(2,292,671)	(2,292,671)
Other comprehensive income – foreign currency translation adjustment	—	—	—		40,766	—	40,766
Net income	—	—	—		—	1,600,695	1,600,695

Balances, December 31, 2005	1	$1	$603,864	$	40,766	$5,541,951	$6,186,582

2005 2004

Cash flows from operating activities:
Net income	$1,600,695	$1,019,870
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	562,777	411,892
Loss on disposal of property and equipment	6,471	—
Impairment of property and equipment	318,619	—
Changes in operating assets and liabilities:
Accounts receivable	(896,788)	261,898
Inventories	615,200	253,571
Prepaid expenses and other current assets	87,155	(66,020)
Accounts payable and accrued expenses	413,355	(68,688)
Income taxes payable	75,859	19,338

Net cash provided by operating activities	2,783,343	1,831,861

Cash flows from investing activities:
Purchase of land use rights	(45,894)	—
Purchases of property and equipment	(1,834,634)	(2,672,947)
Advances to a director	(1,303,559)	(1,365,019)

Net cash used in investing activities	(3,184,087)	(4,037,966)

Cash flows from financing activities:
Proceeds from related party note payable	—	198,729
Proceeds from notes payable	251,208	2,264,493
Repayments on notes payable	(30,194)	—

Net cash provided by financing activities	221,014	2,463,222

Effect of exchange rate changes	40,766	—

Net change in cash	(138,964)	257,117
Cash, beginning of year	505,175	248,058

Cash, end of year $ 366,211 $ 505,1752005 2004

Supplemental cash flow information:
Cash paid during the year for interest	$193,442	$	82,662

Cash paid during the year for income taxes	$—		$—

Supplemental disclosure of noncash investing and financing activities:
Accounts receivable collected by a director and offset against a note payable due to the director	$198,729		$—

Distribution of net assets to a director:
Due from director	$3,660,548		$—
Property and equipment, net	8,074		—
Land use rights and licenses, net	1,011,121		—
Accounts payable	(1,388,280)		—
Notes payable	(998,792)		—

	$2,292,671		$—

NOTE 1 – ORGANIZATION AND BUSINESS

Nature of Business

Jade Pharmaceutical Inc. was incorporated on January 26, 2006 in the British Virgin Islands to hold 100% of the outstanding common stock of JiangXi JieZhong Biochemical Company Limited (“JieZhong”), located in the city of ShangRao in the Southeast portion of the People’s Republic of China (“PRC”), and Yanbian YiQiao Biochemical Pharmacy Company Limited (“YiQiao”), located in the city of Yanbian in the Northeastern portion of the PRC. JieZhong and YiQiao are wholly foreign owned investment enterprises under the laws of the PRC. Jade Pharmaceutical Inc. is wholly owned by Jade Capital Group Limited (“Jade” or the “Parent”). Jade Pharmaceutical Inc., together with JieZhong and YiQiao, are collectively referred to herein as “the Company”.

The Company sells over-the-counter and prescription pharmaceutical products in the PRC and its business is conducted through its two subsidiaries, JieZhong and YiQiao. JieZhong is a manufacturer of proprietary and generic pharmaceutical products, including injectibles, capsules, tablets, liquids and medicated skin products. JieZhong currently owns 52 product licenses and permits, 10 of which are currently commercialized. YiQiao is a manufacturer of proprietary and general pharmaceutical products, including capsules, tablets, liquids and medicated skin products. YiQiao currently owns 86 product licenses and permits, 10 of which are currently commercialized.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In 2005, Jade acquired 100% of the outstanding stock of YiaQiao, a company which was owned and controlled by a director affiliated with Jade. In 2005, Jade formed JieZhong to acquire certain assets and assume certain liabilities of JiangXi Kangda Pharmaceutical Company Limited (“Kangda”), a company which was owned and controlled by a director affiliated with Jade. The transactions with YiaQiao and Kangda were accounted for as business combinations of entities under common control. Accordingly, the assets acquired and liabilities assumed were recorded at their historical cost basis. In addition, the 2004 and 2005 operations and cash flows of the Company up to the dates of acquisitions include the historical operations of YiaQiao and Kangda. The assets not acquired and liabilities not assumed by JieZhong do not have a

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

significant impact on the on-going operations of the Company, and have been treated as a distribution of net assets to the director in the accompanying statement of stockholder’s equity during 2005, and include the following:

Due from director	$(3,660,548)
Property and equipment, net	(8,074)
Land use rights and licenses, net	(1,011,121)
Accounts payable	1,388,280
Notes payable	998,792

$(2,292,671)

As of December 31, 2005, JieZhong and YiQiao were 100% owned by Jade. On January 26, 2006, Jade formed Jade Pharmaceutical Inc. and transferred ownership of the two wholly owned subsidiaries to the Company. The accompanying consolidated financial statements are presented as if the Company had been in existence during the periods presented.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, and allowances for inventory obsolescence.

Concentrations of Credit Risk

Cash

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are not insured. At December 31, 2005, the Company had approximately $366,211 of unsecured cash balances. The Company has not experienced any losses in such accounts and does not believe that cash is exposed to any significant credit risk.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Customers

The Company grants credit to customers within the PRC and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and the industry served by the Company. Reserves for uncollectible amounts and estimated sales returns are provided based on past experience and a specific analysis of the accounts which management believes are sufficient. Accounts receivable at December 31, 2005 is net of reserves for doubtful accounts and sales returns of $38,246. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

As of December 31, 2005, three customers comprised 51.5% of outstanding accounts receivable. For the years ended December 31, 2005 and 2004, three customers comprised 34.2% and 32.2% of revenues, respectively.

The majority of the Company’s customers are in the pharmaceutical industry. Consequently, there is a concentration of receivables within this industry, which is subject to normal credit risk.

Inventories

Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the average cost method. Work in process and finished goods include material, labor and applied overhead. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the following useful lives:

Building and improvements Machinery and equipment	5-30years 5-15years

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Intangible Assets

Patents, Trademarks and Licenses

Patents, trademarks and licenses are amortized using the straight-line method over their estimated useful lives as determined by the respective contract or regulatory authority up to 20 years.

Value Added Tax Payable

The Company is subject to a value added tax (“VAT”) at a rate of 17% on all product sales in the PRC. The VAT payable on product sales is computed net of VAT paid on purchases by the Company in the PRC. A portion of the Company’s VAT is being paid by the former holder of JieZhong’s assets, Kangda. As of December 31, 2005, and since the acquisition of certain assets and assumption of liabilities from Kangda, Kangda has continued to hold the required VAT certificates and is therefore the primary obligor for payment of the VAT to the PRC authorities. Since Kangda is remitting VAT payables on the Company’s behalf, the Company has included $146,196 in value added tax payable which is due to related party at December 31, 2005, representing VAT remitted by Kangda on behalf of the Company.

Land Use Rights

The Company leases certain parcels of land from the Chinese government. The terms of the leases are 50 years. The consideration paid under the lease agreements at inception of $1,735,365 was capitalized as land use rights. In connection with the acquisition of certain assets and assumption of liabilities from Kangda, Kangda retained land use rights with a net book value of $529,749.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company is amortizing the use rights over periods ranging from 20 to 50 years depending on the estimated usage of the land or the term of the lease, whichever is shorter. Expected amortization of land use rights over the next five years and thereafter is as follows:

Years Ending December 31,

2006	$25,937
2007	25,937
2008	25,937
2009	25,937
2010	25,937
Thereafter	1,084,052

$1,213,737

Amortization expense relating to the land use rights for the years ended December 31, 2005 and 2004 was $37,497 and $57,311, respectively.

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. During the year ended December 31, 2005, an independent third party valuation was performed on the assets of Kangda in connection with the acquisition of certain assets of Kangda. As a result, the Company determined that its property and equipment was impaired. Since the assets acquired were recorded on a historical cost basis, the valuation resulted in an impairment of $318,619 of certain of the Company’s property and equipment. At December 31, 2005, the Company’s management believes there is no further impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue, which could result in impairment of its long-lived assets in the future.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

The Company recognizes revenue when products are shipped to a customer and the risks and rewards of ownership and title have passed based on the terms of the sale. The Company records a provision for sales returns and claims based upon historical experience. Actual returns and claims in any future period may differ from the Company’s estimates.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs. Shipping and handling fees and costs are included in cost of sales.

Advertising Costs

The Company expenses the cost of advertising when incurred as a component of consolidated selling, general and administrative expenses. In 2005 and 2004, the Company expensed $24,698 and $491, respectively, in advertising costs.

Research and Development Expenses

The Company expenses internal research and development costs as incurred. Third party research and development costs are expensed when the contracted work has been performed.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a foreign owned corporation and each of the consolidated entities files an income tax return in China.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (“RMB”). The Company’s balance sheet accounts are translated into United States dollars from RMB at year-end exchange rates and all revenues and expenses are translated into United States dollars at average exchange rates prevailing during the periods in which these items arise. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Translation gains and losses are accumulated as a component of other comprehensive income in stockholder’s equity.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s only current component of comprehensive income is a foreign currency translation adjustment.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards, (“SFAS”) No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by SFAS No. 151 clarify that abnormal amounts of facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company is in the process of evaluating whether the adoption of SFAS No. 151 will have a significant impact on the Company’s overall results of operations or financial position.

NOTE 3 – INVENTORIES

Inventories at December 31, 2005 consist of the following:

Raw materials	$243,990
Work in process	17,499
Finished goods	91,403

$352,892

NOTE 4 – DUE FROM DIRECTOR

Amounts due from director represent advances to a director of the Company. As of December 31, 2005, the Company had $507,376 of non-interest bearing advances that are due and payable by June 30, 2006.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2005:

Building and improvements	$6,559,529
Machinery and equipment	4,500,085
Construction in progress	3,810

11,063,424
Less accumulated depreciation and amortization	(1,674,114)

$9,389,310

Depreciation and amortization expense for property and equipment for the years ended December 31, 2005 and 2004 was $496,845 and $326,146, respectively.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2005:

Patents, trademarks and licenses	$37,243
Less accumulated amortization	(28,160)

$9,083

NOTE 6 – INTANGIBLE ASSETS, continued

Amortization expense for intangible assets for both of the years ended December 31, 2005 and 2004 was $28,435. All of the Company’s intangible assets are subject to amortization. In connection with the acquisition of certain assets and liabilities from Kangda, Kangda retained licenses with a net book value of $481,372.

Estimated future annual amortization expense pursuant to these intangible assets is as follows:

Years Ending December 31,

2006 $ 9,083

NOTE 7 – INCOME TAXES

The Company is organized in the PRC and is subject to PRC tax regulations.

The Company is taxed at each subsidiary individually. JieZhong has been granted a waiver from the PRC and is entitled to a full exemption from income taxes through December 31, 2005. For the subsequent three years, JieZhong will be subject to a 50% reduction in its applicable tax rate from 30% to 15%. YiQiao has also been granted a waiver from the PRC and is entitled to a 50% reduction in its applicable tax rate from 30% to 15% through December 31, 2005. Subsequent to year end, YiQiao’s tax rate will be the statutory PRC rate of 30%.

Based on PRC regulations, as of December 31, 2005, the Company does not have any significant deferred tax assets or liabilities or respective valuation allowances.

The provision for income taxes for the years ended December 31, 2005 and 2004 differs from the amount computed by applying the expected PRC income tax rate of 30% to income before provision for income taxes as a result of the following:

2005	2004

Computed tax benefit at PRC statutory rate	$504,050	$311,762
Allowances granted from local authorities	(424,580)	(292,424)

	$79,470	$19,338

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company may become a party to product and other litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect on the Company’s financial condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. In connection with its land use rights, the Company has indemnified its lessor for certain claims arising from the use of the land. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

Employment Agreements

The Company entered into various employment agreements that range from one to three years. During the term of the contracts, the monthly salaries range from $122 to $1,220. During the years ended December 31, 2005 and 2004, certain of the Company’s officers and directors agreed not to receive any compensation from the Company for their services.

NOTE 9 – NOTES PAYABLE

As of December 31, 2005, the Company had $4,677,536 in outstanding indebtedness owed to two financial institutions, representing working capital and construction advances made to the Company from June 24, 2004 through December 23, 2005. These notes are secured by substantially all the assets of the Company and bear interest at rates ranging from 5.31% – 9.45% per annum. Any remaining unpaid principal and accrued interest is due at maturity on various dates through December 31, 2008.

NOTE 9 – NOTES PAYABLE, continued

Future maturities of notes payable at December 31, 2005 are as follows:

Years Ending December 31,	Amount

2006	$1,573,671
2007 2008	1,380,435 1,723,430

$4,677,536

NOTE 10 — EMPLOYEE RETIREMENT BENEFITS

The Company’s employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. The Company is required to contribute to the state retirement plan based on 22% of the employees’ monthly basic salaries. The Company does not have any other post retirement benefit plans and does not provide any post-employment benefits. Retirement benefit expense was $31,788 and $40,138 for the years ended December 31, 2005 and 2004, respectively.

NOTE 11 – LETTER OF INTENT

On November 22, 2005, the Company entered into a letter of intent (“LOI”) with AMDL, Inc. (“AMDL”), a publicly held United States corporation listed on the American Stock Exchange. Pursuant to the terms of the LOI, AMDL would acquire the Company for up to 13,215,000 shares of AMDL’s common stock. The acquisition is conditioned upon the holding of a special stockholders’ meeting of AMDL’s shareholders to approve the transaction, due diligence and other conditions including the Company meeting certain financial tests for the year ended December 31, 2005. The transaction is expected to close in May 2006.